Exhibit (q)

POWER OF ATTORNEY

        The undersigned directors of Johnson Family Funds, Inc. (the “Company”) hereby appoint Colette Wallner and Mark Behrens, and each of them, as attorney-in-fact and agent, with the power to execute and to file any of the documents referred to below relating to the registration of the Company as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) and the registration of the Company’s securities under the Securities Act of 1933, as amended (the “Securities Act”), including the Company’s Registration Statement on Form N-8A, N-1A or Form N-14, any and all amendments thereto, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings and proxy materials. Each of the undersigned grants to the said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        The undersigned directors hereby execute this Power of Attorney as of this 14th day of December, 2004.

Director
JoAnne Brandes
/s/ Richard Bibler	Director
Richard Bibler
/s/ F. Gregory Campbell	Director
F. Gregory Campbell
/s/ Gerald Konz	Director
Gerald Konz
Director
George Nelson
/s/ Wendell Perkins	Director
Wendell Perkins